Exhibit 99.1

Box Reports Strong Fiscal Second Quarter 2022 Financial Results

Reiterates Previously Raised Revenue and Operating Profit Guidance for the Fiscal Year

•	Revenue of $214.5 Million, Up 12% Year-Over-Year
•	Remaining Performance Obligations of $922.4 Million, Up 27% Year-Over-Year
•	GAAP Operating Margin of Negative 3%, Up 100 Basis Points Year-Over-Year
•	Non-GAAP Operating Margin of 21%, Up 500 Basis Points Year-Over-Year
•	Cash Flow from Operations of $44.8 Million, Up $12.5 Million Year-Over-Year
•	Free Cash Flow of $29.8 Million, Up $16.5 Million Year-Over-Year
•	FY22 Revenue Guidance of $856 to $860 Million
•	FY22 Non-GAAP Operating Margin Guidance of Approximately 19.5%
•	Repurchased $308 Million of Class A Common Stock Including Modified Dutch Auction Tender (as of August 24, 2021)

REDWOOD CITY, Calif. – August 25, 2021 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the second quarter of fiscal year 2022, which ended July 31, 2021.

“As companies implement strategies to support a remote workforce and digital processes in this hybrid world, more customers are turning to Box to secure content management and collaboration in the cloud,” said Aaron Levie, co-founder and CEO of Box. “This momentum is reflected in our strong Q2 results and outlook for the full year. The strength of our platform strategy is resonating, as evidenced by a record attach rate of Suites in large deals. Increased customer satisfaction in the value we are adding to our Content Cloud platform can also be seen in our net retention rate of 106%, up from 103% in Q1. With the recent addition of Box Sign, our first native e-signature product offering, to the platform we continue to deliver on our vision for the Content Cloud by powering the complete content lifecycle.”

"Q2 showed continued acceleration in revenue growth, RPO, and operating margin,” said Dylan Smith, co-founder and CFO of Box. “In addition to our raised outlook for FY22 revenue, operating margin, and EPS, we are on track to deliver an FY22 revenue growth rate plus free cash flow margin of at least 32%, above our prior commitment of 30%. We remain confident in our ability to execute on our long-term financial targets for FY24.”

Fiscal Second Quarter Financial Highlights

•

Revenue for the second quarter of fiscal year 2022 was $214.5 million, an increase of 12% from the second quarter of fiscal year 2021. For the second consecutive quarter, revenue growth accelerated on a year over year basis.

•	Remaining performance obligations as of July 31, 2021 were $922.4 million, a 27% increase from the second quarter of fiscal year 2021.
•	Deferred revenue as of July 31, 2021 was $422.0 million, a 16% increase from the second quarter of fiscal year 2021.
•

Billings for the second quarter of fiscal year 2022 were $213.1 million, a 13% increase from the second quarter of fiscal year 2021. For the third consecutive quarter, billings growth was greater than revenue growth.

•

GAAP gross profit for the second quarter of fiscal year 2022 was $153.7 million, or 72% of revenue. This compares to a GAAP gross profit of $137.0 million, or 71% of revenue, in the second quarter of fiscal year 2021.

•

Non-GAAP gross profit for the second quarter of fiscal year 2022 was $159.8 million, or 75% of revenue. This compares to a non-GAAP gross profit of $141.4 million, or 74% of revenue, in the second quarter of fiscal year 2021.

•

GAAP operating loss in the second quarter of fiscal year 2022 was $6.1 million, or 3% of revenue. This compares to a GAAP operating loss of $7.5 million, or 4% of revenue, in the second quarter of fiscal year 2021.

•

Non-GAAP operating income in the second quarter of fiscal year 2022 was $44.2 million, or 21% of revenue. This compares to a non-GAAP operating income of $30.1 million, or 16% of revenue, in the second quarter of fiscal year 2021.

•

GAAP net loss per share attributable to common stockholders, basic and diluted, in the second quarter of fiscal year 2022 was $0.08 on 161.2 million weighted-average shares outstanding. This compares to a GAAP net loss per share attributable to common stockholders of $0.05 in the second quarter of fiscal year 2021 on 154.7 million weighted-average shares outstanding.

•

Non-GAAP net income per share attributable to common stockholders, diluted, in the second quarter of fiscal year 2022 was $0.21. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.18 in the second quarter of fiscal year 2021.

•

Net cash provided by operating activities in the second quarter of fiscal year 2022 was $44.8 million, an increase of 39% from net cash provided by operating activities of $32.3 million in the second quarter of fiscal year 2021.

•	Free cash flow in the second quarter of fiscal year 2022 was positive $29.8 million. This compares to free cash flow of positive $13.3 million in the second quarter of fiscal year 2021.
•	Suites attached to 73% of $100K+ deals, up from 49% in the first quarter of fiscal year 2022.
•	Net retention increased to 106%, up from 103% in the first quarter of fiscal year 2022.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Update on Share Repurchase Plan

On July 9, 2021, the Board of Directors authorized a $260 million Share Repurchase Plan, utilizing the unused portion of the $500 million intended for the Modified Dutch Auction Tender Offer to opportunistically repurchase additional shares of Box’s Class A common stock. As of August 24, 2021, the company had repurchased 2.9 million shares of its Class A common stock at a weighted average price of $23.89 for a total of $70 million under this Plan. Combined with the Modified Dutch Auction Tender, the company had repurchased a total of 12.2 million shares of Class A common stock for a total of $308 million.

Business Highlights since Last Earnings Release

•

Delivered wins and expansions with leading organizations such as Arc'teryx, Live Nation, Pan-American Life Insurance Group, the Reserve Bank of New Zealand, Tokyo Electron Ltd., and the U.S. Small Business Administration.

•	Named a Leader in The Forrester Wave™: Content Platforms, Q2 2021 and the 2021 Nucleus Research Value Matrix for Content Services and Collaboration.
•

Began rolling out Box Sign, the company's native e-signature capability, to customers on Business and Enterprise plans. The launch of Box Sign includes unlimited signatures using the Box web app and a robust set of APIs, enabling businesses to digitize and modernize the way agreements are managed and governed in the cloud.

•

Introduced Enterprise Plus, a new offering that builds on Box’s successful Suites offerings and includes all major products: Box Shield, Box Governance, Box Relay, Box Platform, and the most advanced e-signature capabilities of Box Sign when available.

•	Released new self-service Box Shuttle migration tools to give customers more control when moving off of legacy technology and centralizing content on Box.
•	Released the new Box Connector for Microsoft Graph, which allows content in Box to be surfaced across the Microsoft ecosystem, including Office 365, Office Online search, and SharePoint.
•

Announced the general availability of a new integration with ServiceNow's Legal Service Delivery application to modernize legal operations. This new integration brings together ServiceNow’s advanced workflows expertise while ensuring confidential legal content is secured on Box’s Content Cloud.

•	Announced that the company's 11th annual BoxWorks will be taking place virtually on October 6, where attendees will learn about the Content Cloud and hear from industry and customer speakers.
•	Recognized as a Top Bay Area Corporate Philanthropist in 2021 by San Francisco Business Times and one of Fortune’s Best Large Workplaces for Millennials for 2021.

Outlook

•

Q3 FY22 Guidance: Revenue is expected to be in the range of $218 million to $219 million. GAAP operating margin is expected to be approximately negative 2.5%, and non-GAAP operating margin is expected to be approximately 20%. GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.09 to $0.08. Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.20 to $0.21. Weighted-average basic and diluted shares outstanding are expected to be approximately 154 million and 162 million, respectively.

•

Full Year FY22 Guidance: Revenue is expected to be in the range of $856 million to $860 million. GAAP operating margin is expected to be approximately negative 3%, and non-GAAP operating margin is expected to be approximately 19.5%. GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.34 to $0.32. Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.79 to $0.81. Weighted-average basic and diluted shares outstanding are expected to be approximately 158 million and 166 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/ 4886758, at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 4886758

+ 1-416-621-4642 (international), conference ID: 4886758

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of the COVID-19 pandemic on its business, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets and billings expectations, its revenue growth rate plus free cash flow margin in fiscal year 2022 and beyond, its long-term financial targets for fiscal year 2024 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2022 in the section titled “Outlook” above, equity burn rate, the KKR-led investment and achievement of its potential benefits, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; (9) the potential impact of shareholder activism on Box’s business and operations; and (10) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended July 31, 2021.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2021. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third-party advisory and professional service fees, (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. In January 2021, Box issued $345 million aggregate principal amount of 0.00% convertible senior notes due in 2026 (the “Notes”). Upon issuance, Box recorded a debt discount for the conversion feature of the Notes, separately accounted for as equity, which was amortized as interest expense together with the issuance costs of the Notes. Box excluded the amortization of the debt discount and issuance costs associated with the Notes, in addition to the expenses described above, as they are considered by management to be special items outside of Box’s core operating results. Box adopted Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivative and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), effective February 1, 2021, and upon adoption, eliminated the debt discount for the conversion feature of the Notes. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$779,416	$595,082
Short-term investments	50,000	—
Accounts receivable, net	134,386	228,309
Prepaid expenses and other current assets	23,953	16,785
Deferred commissions	41,104	39,110
Total current assets	1,028,859	879,286
Property and equipment, net	131,641	160,148
Operating lease right-of-use assets, net	175,818	194,253
Goodwill	74,782	18,740
Deferred commissions, non-current	63,139	66,481
Other long-term assets	51,373	32,774
Total assets	$1,525,612	$1,351,682
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$51,049	$32,128
Accrued compensation and benefits	31,691	39,123
Finance lease liabilities	45,666	49,888
Operating lease liabilities	43,451	47,771
Deferred revenue	406,072	443,929
Total current liabilities	577,929	612,839
Debt, net, non-current	366,530	297,614
Finance lease liabilities, non-current	39,349	60,351
Operating lease liabilities, non-current	175,707	192,531
Deferred revenue, non-current	15,967	21,684
Other long-term liabilities	14,223	15,598
Total liabilities	1,189,705	1,200,617
Series A convertible preferred stock	488,894	—
Stockholders’ equity:
Common stock (1)	15	16
Additional paid-in capital	1,194,180	1,474,843
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(1,612)	(938)
Accumulated deficit	(1,344,393)	(1,321,679)
Total stockholders’ equity	(152,987)	151,065
Total liabilities, convertible preferred stock and stockholders’ equity	$1,525,612	$1,351,682

(1)	As of July 31, 2021, there were 152,660 shares of Box’s Class A common stock outstanding.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Revenue	$214,486	$192,293	$416,927	$375,854
Cost of revenue (1)	60,788	55,334	121,735	109,329
Gross profit	153,698	136,959	295,192	266,525
Operating expenses:
Research and development (1)	52,722	50,115	103,581	103,229
Sales and marketing (1)	72,788	67,757	142,599	140,507
General and administrative (1)	34,298	26,597	65,385	54,539
Total operating expenses	159,808	144,469	311,565	298,275
Loss from operations	(6,110)	(7,510)	(16,373)	(31,750)
Interest and other (expense) income, net	(1,940)	187	(5,939)	(916)
Loss before provision for income taxes	(8,050)	(7,323)	(22,312)	(32,666)
Provision for income taxes	650	333	961	540
Net loss	$(8,700)	$(7,656)	$(23,273)	$(33,206)
Dividend on series A convertible preferred stock	(3,329)	—	(3,329)	—
Accretion of series A convertible preferred stock	(456)	—	(456)	—
Net loss attributable to common stockholders	$(12,485)	$(7,656)	$(27,058)	$(33,206)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.05)	$(0.17)	$(0.22)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	161,163	154,732	161,443	153,353

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Cost of revenue	$4,883	$4,401	$10,223	$8,942
Research and development	16,626	14,271	32,079	31,558
Sales and marketing	12,919	10,666	24,470	20,745
General and administrative	9,700	8,223	19,146	16,359
Total stock-based compensation	$44,128	$37,561	$85,918	$77,604

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,700)	$(7,656)	$(23,273)	$(33,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,707	18,842	39,087	36,788
Stock-based compensation expense	44,128	37,561	85,918	77,604
Amortization of deferred commissions	11,065	8,620	21,582	16,779
Other	515	(71)	958	3
Changes in operating assets and liabilities:
Accounts receivable, net	(22,132)	(23,974)	94,703	86,393
Deferred commissions	(12,307)	(10,131)	(20,234)	(17,826)
Operating lease right-of-use assets, net	10,817	10,087	21,669	19,800
Prepaid expenses and other assets	857	3,029	(7,959)	(1,896)
Accounts payable, accrued expenses and other liabilities	12,578	9,974	672	(9,739)
Operating lease liabilities	(10,526)	(10,478)	(24,453)	(21,480)
Deferred revenue	(1,210)	(3,478)	(49,106)	(58,978)
Net cash provided by operating activities	44,792	32,325	139,564	94,242
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investment	—	—	(50,000)	—
Purchases of property and equipment, net of proceeds from sales	(1,090)	(2,671)	(2,235)	(4,078)
Capitalized internal-use software costs	(1,207)	(2,102)	(2,385)	(5,393)
Acquisitions, net of cash acquired	—	—	(56,642)	—
Other	677	—	677	107
Net cash used in investing activities	(1,620)	(4,773)	(110,585)	(9,364)
CASH FLOWS FROM FINANCING ACTIVITIES:
Series A convertible preferred stock, net of issuance costs	486,798	—	486,798	—
Payments for repurchases of common stock	(284,081)	—	(284,081)	—
Proceeds from borrowings	—	—	—	30,000
Proceeds from exercise of stock options	436	7,546	1,792	8,511
Proceeds from issuances of common stock under employee stock purchase plan	—	—	12,510	11,906
Employee payroll taxes paid related to net share settlement of restricted stock units	(15,407)	(17,232)	(31,091)	(27,444)
Principal payments of finance lease liabilities	(12,623)	(14,219)	(25,885)	(31,575)
Other	(133)	—	(3,901)	—
Net cash provided by (used in) financing activities	174,990	(23,905)	156,142	(8,602)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(209)	337	(420)	537
Net increase in cash, cash equivalents, and restricted cash	217,953	3,984	184,701	76,813
Cash, cash equivalents, and restricted cash, beginning of period	562,259	268,415	595,511	195,586
Cash, cash equivalents, and restricted cash, end of period	$780,212	$272,399	$780,212	$272,399

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
GAAP gross profit	$153,698	$136,959	$295,192	$266,525
Stock-based compensation	4,883	4,401	10,223	8,942
Acquired intangible assets amortization	1,255	—	2,156	—
Non-GAAP gross profit	$159,836	$141,360	$307,571	$275,467

GAAP gross margin	72%	71%	71%	71%
Stock-based compensation	2	3	2	2
Acquired intangible assets amortization	1	—	1	—
Non-GAAP gross margin	75%	74%	74%	73%

GAAP operating loss	$(6,110)	$(7,510)	$(16,373)	$(31,750)
Stock-based compensation	44,128	37,561	85,918	77,604
Acquired intangible assets amortization	1,266	—	2,167	—
Acquisition-related expenses	115	—	1,035	—
Fees related to shareholder activism	4,771	—	5,821	1,402
Non-GAAP operating income	$44,170	$30,051	$78,568	$47,256

GAAP operating margin	(3)%	(4)%	(4)%	(8)%
Stock-based compensation	21	20	21	21
Acquired intangible assets amortization	1	—	1	—
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	2	—	1	—
Non-GAAP operating margin	21%	16%	19%	13%

GAAP net loss attributable to common stockholders	$(12,485)	$(7,656)	$(27,058)	$(33,206)
Stock-based compensation	44,128	37,561	85,918	77,604
Acquired intangible assets amortization	1,266	—	2,167	—
Acquisition-related expenses	115	—	1,035	—
Fees related to shareholder activism	4,771	—	5,821	1,402
Amortization of debt issuance costs	468	—	937	—
Undistributed earnings attributable to preferred stockholders	(3,515)	—	(3,360)	—
Non-GAAP net income attributable to common stockholders	$34,748	$29,905	$65,460	$45,800

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.05)	$(0.17)	$(0.22)
Stock-based compensation	0.28	0.24	0.53	0.51
Acquired intangible assets amortization	0.01	—	0.01	—
Acquisition-related expenses	—	—	0.01	—
Fees related to shareholder activism	0.03	—	0.04	0.01
Amortization of debt issuance costs	—	—	0.01	—
Undistributed earnings attributable to preferred stockholders	(0.02)	—	(0.02)	—
Non-GAAP net income per share attributable to common stockholders, basic	$0.22	$0.19	$0.41	$0.30
Non-GAAP net income per share attributable to common stockholders, diluted	$0.21	$0.18	$0.39	$0.29
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	161,163	154,732	161,443	153,353
Weighted-average shares used to compute Non-GAAP net income per share
Basic	161,163	154,732	161,443	153,353
Diluted	169,096	163,741	169,154	160,690

GAAP net cash provided by operating activities	$44,792	$32,325	$139,564	$94,242
Purchases of property and equipment, net of proceeds from sales	(1,090)	(2,671)	(2,235)	(4,078)
Principal payments of finance lease liabilities	(12,623)	(14,219)	(25,885)	(31,575)
Capitalized internal-use software costs	(1,275)	(2,102)	(5,750)	(5,393)
Non-GAAP free cash flow	$29,804	$13,333	$105,694	$53,196
GAAP net cash used in investing activities	$(1,620)	$(4,773)	$(110,585)	$(9,364)
GAAP net cash provided by (used in) financing activities	$174,990	$(23,905)	$156,142	$(8,602)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
GAAP revenue	$214,486	$192,293	$416,927	$375,854
Deferred revenue, end of period	422,039	364,871	422,039	364,871
Less: deferred revenue, beginning of period	(423,249)	(368,349)	(465,613)	(423,849)
Contract assets, beginning of period	677	—	25	—
Less: contract assets, end of period	(866)	—	(866)	—
Billings	$213,087	$188,815	$372,512	$316,876

BOX, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31, 2021			January 31, 2022
GAAP net loss per share attributable to common stockholders range, basic and diluted	$(0.09)	-	$(0.08)	$(0.34)	-	$(0.32)
Stock-based compensation	0.28		0.28	1.10		1.10
Acquired intangible asset amortization	0.01		0.01	0.03		0.03
Acquisition-related expenses	—		—	0.03		0.03
Fees related to shareholder activism	0.03		0.03	0.07		0.07
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.02)		(0.02)	(0.07)		(0.07)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.21	-	$0.22	$0.83	-	$0.85
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.20	-	$0.21	$0.79	-	$0.81

Weighted-average shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	153,537			157,809
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders:
Basic	153,537			157,809
Diluted	161,873			165,760

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2021	January 31, 2022
GAAP operating margin	(2.5)%	(3.0)%
Stock-based compensation	19.5	20.0
Acquired intangible assets amortization	1.0	1.0
Acquisition-related expenses	—	0.5
Fees related to shareholder activism	2.0	1.0
Non-GAAP operating margin	20.0%	19.5%